Exhibit 10.3

EXECUTION COPY

SECOND AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Second Amendment to Asset Purchase Agreement (this “Amendment”) is made and entered into as of May 4, 2026 (the “Effective Date”), by and among Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (“Parent”), 1563868 B.C. Ltd., a Canadian limited corporation (“Purchaser”), 1542770 BC Ltd., a Canadian limited corporation (“Seller”) and ZhiTian (Andy) Zhang, an individual residing in Vancouver, Canada (“Seller Guarantor”) (Parent, Purchaser, Seller and Seller Guarantor are collectively referred to herein as the “Parties” and individually as a “Party”).

WHEREAS, the Parties entered into that certain Asset Purchase Agreement, dated as of November 20, 2025, as amended by that First Amendment to the Asset Purchase Agreement, dated December 23, 2025 (such amendment the “First Amendment” and collectively, the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement) contemplating Purchaser’s purchase of all right, title and interest in and to the Transferred Assets and the Transferred Liabilities of the Business, upon the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, pursuant to the First Amendment, Parent issued 320,496 shares of Parent Common Stock to Seller as an Accelerated Issuance in lieu of payment of a portion of the First Installment Payment; and

WHEREAS, the Seller and Parent wish to cancel the Accelerated Issuance by Seller transferring back to Parent, and Parent accepting from Seller, the Parent Common Stock issued in connection therewith, with Parent to cancel such shares of Parent Common Stock upon receipt (the “Accelerated Issuance Cancellation”); and

WHEREAS, further to the Accelerated Issuance Cancelation, the Parties desire to amend the definition of “First Installment Payment” as set forth in the Agreement to increase and accelerate the cash payment owed to Seller on May 20, 2026; and

WHEREAS, the Purchase Price contemplates the payment of the First Installment Payment on May 20, 2026 and Second Installment Payment on November 20, 2026; and

WHEREAS, the Parties desire to amend the Agreement to provide for the accelerated payment of the First Installment Payment and the Second Installment Payment through the issuance, as of the Effective Date, in cash and in newly issued shares of Series B-1 Convertible Preferred Stock of the Parent; and

WHEREAS, the Parties further desire to amend the Agreement to modify the terms and conditions of the Agreement relating to the remaining unpaid Contingent Payments; and

WHEREAS, the Parties wish to modify the Agreement solely to the extent set forth herein, and otherwise to reaffirm all other terms, conditions, rights and obligations under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to Agreement.

a. The following definitions shall be inserted in alphabetical order in Section 1.1:

““Additional Milestone Event” has the meaning set forth in Section 3.4(G).”

““Additional Milestone Event Notice” has the meaning set forth in Section 3.4(G).”

““Milestone Issuance” has the meaning set forth in Section 3.4(G).”

““Milestone Shares” has the meaning set forth in Section 3.4(G).”

““Minimum Uptime” has the meaning set forth in Section 3.4(G).”

““Mining Rigs” has the meaning set forth in Section 3.4(G).”

““Second Accelerated Issuance” shall mean 270 shares of Series B-1 Convertible Preferred Stock, par value $0.00001 of the Parent and $3,646,642.00, payable in cash.”

““Second Accelerated Issuance Date” shall mean May 4, 2026.”

b. The definitions of “Contingent Payments”, “Installment Payment”, and “Second Installment Payment” in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced, respectively, with the following definitions:

““Contingent Payments” shall mean the Tier 1 Consideration, the Tier 2 Consideration and the Pre-Funded Warrants.”

““First Installment Payment” shall mean $0.”

““Installment Payments” shall mean the Accelerated Issuance, Second Accelerated Issuance, the First Installment Payment and the Second Installment Payment.”

““Second Installment Payment” shall mean $0.”

c. Section 3.1 (Purchase Price) of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Purchase Price.

A. On the terms and subject to the conditions set forth herein, the consideration payable in respect of the sale, assignment and delivery of the Transferred Assets (the “Purchase Price”) shall be (i) an amount in cash equal to the Closing Cash Consideration, payable on the Closing Date; (ii) the Accelerated Issuance, payable on the Accelerated Issuance Date; (iii) the Second Accelerated Issuance, payable on the Second Accelerated Issuance Date; (iv) the First Installment Payment, payable on the 6 month anniversary of the Closing Date; (v) the Second Installment Payment, payable on the one year anniversary of the Closing Date; (vi) the contingent right to receive the Contingent Payments in accordance with Section 3.4; and (vii) the assumption of the Transferred Liabilities, which clauses (i) through (vii) above, collectively, shall comprise the total consideration to be paid for the Transferred Assets. The Parties acknowledge that Purchaser will not be assuming any Excluded Liabilities and that Seller will remain responsible for all Excluded Liabilities.

B. On the Closing Date, Purchaser or its designee shall deliver an amount in cash to Seller equal to the Closing Cash Consideration. On the Accelerated Issuance Date, Parent shall deliver the Accelerated Issuance to Seller. On the Second Accelerated Issuance Date, Parent shall deliver the Second Accelerated Issuance to Seller. On the 6 month anniversary of the Closing Date, Purchaser or its designee shall deliver an amount of cash to Seller equal to the First Installment Payment. On the one year anniversary of the Closing Date, Purchaser or its designee shall deliver to Seller an amount of cash and/or Parent Common Stock to Seller equal to the Second Installment Payment.”

d. Section 3.4 of the Agreement is hereby amended to add the following Subsection G:

“G. Additional Milestone Events. Upon the achievement by Parent of each of the events set forth below (each, an “Additional Milestone Event”), Parent or its designee shall pay to the Seller or, in the event the Seller has dissolved, Seller Guarantor or designated Affiliate, up to three equal installments of pre-funded warrants (the “Pre-Funded Warrants”) exercisable for 1,281,438 shares of Common Stock, in the aggregate (for a total of up to 3,844,313 shares of Common Stock, in the aggregate if all three Additional Milestone Events are achieved). Each such issuance of Pre-Funded Warrants in respect of a Milestone Event is referred to herein as a “Milestone Issuance”. The shares of Common Stock issuable upon the exercise of any Pre-Funded Warrants issued in connection with an Additional Milestone Event, if any, are referred to herein as the “Milestone Shares”.

The Pre-Funded Warrants and any Milestone Shares issued in connection with any exercise thereof shall be issued in accordance with Section 3.4(b).

Each of the following clauses (i), (ii) and (iii) is an “Additional Milestone Event” for purposes of this Section 3.4. For the avoidance of doubt, each Additional Milestone Event may only be achieved once, and shall entitle Seller to only one Milestone Issuance in respect thereof, regardless of how many times the conditions described therein may be satisfied:

(i)	the date upon which Parent or a subsidiary thereof purchased or purchases an aggregate of 2,500 dogecoin mining rigs (“Mining Rigs”);

(ii)	the date upon which Parent or a subsidiary thereof achieves a minimum 90% fleet operational uptime (the “Minimum Uptime”) and maintains the Minimum Uptime for any seven (7) consecutive day period, excluding scheduled maintenance windows for servicing and force majeure events, and provided that such date is on or prior to the sixty (60) calendar day-anniversary of the commencement of operational uptime of the Mining Rigs; and

(iii)	the date upon which the Company or a subsidiary thereof executes a binding colocation and hosting agreement securing electrical power and related infrastructure services at a rate not exceeding $0.075 per kilowatt-hour, inclusive of all material operating costs.

Upon the achievement of an Additional Milestone Event, Parent shall, within three (3) Business Days thereafter, provide written notice to Seller (the “Additional Milestone Event Notice”) specifying (i) the Milestone Event that has occurred, (ii) the date of occurrence of such Additional Milestone Event and (iii) such Pre-Funded Warrants issuable in respect of such Additional Milestone Event. Within three (3) Business Days following delivery of the applicable Additional Milestone Event Notice, subject to the terms and conditions set forth herein, Parent shall issue and deliver to Seller (or its designee) the Pre-Funded Warrants issuable in respect of such Additional Milestone Event.

Notwithstanding anything to the contrary herein, in no event shall Pre-Funded Warrants be issued pursuant to this Section 3.4 unless and until the Company obtains approval from its stockholders for the issuance of Common Stock upon the conversion of each of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, par value $0.00001, in accordance with the listing rules of the Trading Market.”

2. Accelerated Issuance Cancellation. Simultaneous with the execution of this Amendment and as consideration for entry into this Amendment, the Seller has returned, and the Parent has received and cancelled, the Parent Common Stock issued pursuant to the Accelerated Issuance.

3. Effect of Amendment. From and after the Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in any other Transaction Document to the Agreement, shall be deemed to refer to the Agreement as amended by this Amendment.

4. Ratification. Each Party hereby reaffirms all of its respective covenants, agreements, obligations, representations and warranties under the Agreement, as amended hereby, and acknowledges and agrees that, after giving effect to this Amendment, the Agreement remains in full force and effect and is the legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

5. No Other Modification. Except as specifically amended by the terms of this Amendment, this Amendment shall not constitute a waiver, amendment or modification of any provision of the Agreement and all other terms and conditions set forth in the Agreement shall remain in full force and effect.

6. Miscellaneous. The provisions of Sections 11.1 through 11.10 and 11.13 through 11.18 of the Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, as if fully set forth herein, and shall govern this Amendment.

7. Entire Agreement. This Amendment, together with the Agreement and the Transaction Documents, contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

8. Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	CEO

1563868 B.C. LTD.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	President

1542770 BC LTD.

By:	/s/ ZhiTian Zhang
Name:	ZhiTian (Andy) Zhang
Title:	Authorized Signatory

Name:	ZhiTian (Andy) Zhang

[Signature Page to Second Amendment to Asset Purchase Agreement]